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                                                                EXHIBIT 99.2

WAXMAN                                                                NYSE: WAX

Waxman Industries, Inc.                      N  E  W  S     R  E  L  E  A  S  E


FOR ADDITIONAL INFORMATION, CONTACT:

  At The Company:                        At The Financial Relations Board, Inc.:
  Armond Waxman, President               Kathleen M. Brunson
  216-439-1830                           312-266-7800 (Chicago)

  Mark Wester, Vice President-Finance    Regina K. Ryan
  216-439-1830                           212-661-8030 (New York)

FOR IMMEDIATE RELEASE

              Waxman Industries, Inc. Announces Sale of Division
              --------------------------------------------------

         BEDFORD HEIGHTS, OHIO -- July 2, 1997 -- Waxman Industries, Inc. (NYSE:WAX), through its indirect subsidiary WOC Inc., announced today that it had completed the sale of all of the assets of LeRan Gas Products to Barnett Inc. (Nasdaq:BNTT), a former subsidiary of Waxman for $4.0 million, subject to certain post closing adjustments. Waxman continues to own 44.5% of Barnett.

         Waxman Industries, Inc. is a leading supplier to the repair and remodeling market in the United States. Through its wholly owned subsidiaries, Consumer Products, WOC, WAMI and TWI, and its affiliate, Barnett Inc., the Company markets and distributes a broad range of plumbing, electrical and hardware products to over 55,000 customers in the United States.






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